UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 3, 2016 (September 27, 2016)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 27, 2016, Majesco’s subsidiary, Majesco Software and Solutions India Pvt. Ltd. (“MSSIPL”), formalized an addendum to its secured Pre Shipment in Foreign Currency and Post Shipment in Foreign Currency (“PCFC”) facility with Yes Bank, dated June 30, 2015 and previously disclosed in Majesco’s periodic reports filed with the Securities and Exchange Commission, to extend the maturity date of the PCFC facility to June 17, 2017.

As previously disclosed, this facility is a secured PCFC under which MSSIPL may request 3 months pre-export advances and advances against export collection bills. The maximum borrowing limit is 300,000,000 Indian rupees, or approximately $4,509 at the exchange rate on September 28, 2016. The interest rate on this PCFC facility is determined at the time of each advance. This PCFC facility has a first pari passu charge over the current assets of MSSIPL. Excess outstanding beyond 100,000,000 Indian rupees is to be backed by 100% goodwill fixed deposit receipts in MSSIPL or Majesco Limited. As of September 30, 2016, the Group had $2,000,000 of borrowings outstanding under this PCFC facility and was in compliance with the terms of this facility.

The foregoing summary of the addendum to MSSIPL’s PCFC facility with Yes Bank does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 attached hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1    Addendum to Facility Letter between Yes Bank and Majesco Software and Solutions India Pvt. Ltd. dated as of September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: October 3, 2016

EXHIBIT INDEX

10.1       Addendum to Facility Letter, between Yes Bank and Majesco Software and Solutions India Pvt. Ltd., dated as of September 27, 2016.